SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  __  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      THE DREYFUS THIRD CENTURY FUND, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which the transaction applies:
           .....................................................................
        2) Aggregate number of securities to which transaction applies:
           .....................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
           .....................................................................
        4) Proposed maximum aggregate value of transaction:
           .....................................................................
        5) Total fee paid:
           .....................................................................
[_]      Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         .........................................................
         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:
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                   The Dreyfus Third Century Fund, Inc.



May 19,1999


Dear Stockholder,

Enclosed please find a proxy statement describing certain proposed changes to the Fund's Charter which, among other things, would permit the Fund to offer multiple classes of shares. Fund stockholders of record as of May 17, 1999 are asked to vote on the proposal.

If Fund stockholders approve the proposal, the Fund will offer five new classes of shares and existing Fund shares will be designated as Class Z shares, thereby changing the Fund from a singleclass, no-load structure to a multi-class, load structure. The Fund currently expects to adopt the multiple class distribution structure on August 31, 1999 (the "Effective Date"). Holders of Fund shares on the day prior to the Effective Date will be eligible to purchase Class Z shares for their existing Fund accounts without the imposition of a sales charge. Also, the Fund's name would be changed to "The Dreyfus Premier Third Century Fund, Inc."

If you have any questions, you can contact a Dreyfus representative at 1-800-645-6561.

Sincerely,

/s/ Marie E. Connolly
    Marie E. Connolly
    President

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      THE DREYFUS THIRD CENTURY FUND, INC.



                                Important Notice



Thank you for your interest in The Dreyfus Third Century Fund, Inc. Please note that the fund's prospectus and a prospectus supplement detailing several important changes potentially taking place to the fund are enclosed. Please read the prospectus and the supplement carefully before investing. The supplement notifies investors that he fund, subject to shareholder approval, will change from a single-class structure to a multi-class structure.

Fund shareholders will be asked to approve changes to the fund's Charter to, among other things, permit the fund to offer multiple classes of shares. If fund shareholders approve the proposal, the fund's existing class of shares will be closed to new investors on or about August 31, 1999 (the Effective Date).
However, new investors will be eligible to purchase fund shares prior to the Effective Date and to continue to purchase shares for their existing fund accounts after the Effective Date on a no-load basis.

Additionally, if the proposal is approved, the fund's name will change to The Dreyfus Premier Third Century Fund, Inc.









(C)1999, Dreyfus Service Corporation, Member NASD                 May 1, 1999
Premier Mutual Fund Services, Distributor                           WS/035PRX



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